UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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McGrath RentCorp

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McGRATH RENTCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2003

To the Shareholders of McGRATH RENTCORP:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (the “Annual Meeting”) of McGrath RentCorp, a California corporation (the “Company”), will be held at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, on Wednesday, May 28, 2003, at 2:00 p.m., local time, for the following purposes:

1.    To elect seven (7) directors of the Company to serve until the 2004 annual meeting of shareholders or until their successors are elected and qualified;

2.    To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2003; and

3.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The Board of Directors of the Company has fixed the close of business on April 14, 2003 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Randle F. Rose

Secretary

Livermore, California

April 28, 2003

Mailed to Shareholders

on or about April 29, 2003

McGRATH RENTCORP

5700 Las Positas Road

Livermore, California 94551

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is furnished to the shareholders of McGrath RentCorp, a California corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 28, 2003, at 2:00 p.m., local time, at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Solicitation, Record Date and Voting Procedures

The solicitation of proxies will be conducted by mail and the Company will bear all related costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on April 14, 2003 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 12,036,130 shares of common stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy and Randle F. Rose, the Company’s Secretary will act as inspector of elections to tabulate votes cast in person at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on each matter. However every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (seven) multiplied by the number of shares held, or may distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes. The proxy holders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy. In electing directors, the seven candidates receiving the highest number of affirmative votes shall be elected.

Under the General Corporation Law of the State of California, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions are not included in determining the number of shares voted on the proposals submitted to shareholders. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained.

With respect to proposal 1 of this proxy statement, directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting, and abstentions and broker “non-votes” will have no effect on the outcome of the election of directors. With respect to proposal 2 of this proxy statement, the affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for ratification of the independent auditors. Abstentions and broker “non-votes” will have no effect on such proposal.

The Proxy

The persons named as proxyholders, Robert P. McGrath, the Company’s Chairman of the Board of Directors, and Randle F. Rose, the Company’s Secretary, were selected by the Company’s Board of Directors.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock of the Company represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this proxy statement, FOR the ratification of the selection of Grant Thornton LLP, as the Company’s independent auditors for the 2003 fiscal year and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business to be conducted at the Annual Meeting.

Revocability of Proxy

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to the Company (to the attention of Randle F. Rose, the Company’s Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Annual Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to Be Brought Before an Annual Meeting.    To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2004, a shareholder proposal must be received by Randle F. Rose, Secretary, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551, no later than December 31, 2003.

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.    Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of the Company’s shareholders to be held in 2004 must be received by the Company no later than December 31, 2003 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Discretionary Authority.    The proxies to be solicited by our Board of Directors for the 2004 annual meeting will confer discretionary authority on the proxyholders to vote on any shareholder proposal presented at such annual meeting if we fail to receive notice of such proposal by March 15, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the number of directors to be not less than four (4) and not more than seven (7). The number of directors on the Board of Directors is currently fixed at seven (7). Each director serves a one-year term. The Board of Directors is currently composed of the following seven (7) directors whose terms will expire upon the election and qualification of directors at the Annual Meeting of shareholders to be held on May 28, 2003: William J. Dawson, Robert C. Hood, Joan M. McGrath, Robert P. McGrath, Delight Saxton, Dennis P. Stradford and Ronald H. Zech. At each annual meeting of shareholders, directors will be elected for full terms of one year to succeed those directors whose terms are expiring.

At the Annual Meeting, the shareholders will elect seven (7) directors. Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech and Ms. McGrath have been nominated to serve a one-year term, until the annual meeting of shareholders to be held in 2004, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. The Board of Directors has no reason to believe that any of Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech and Ms. McGrath will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees

The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
William J. Dawson	48	Chief Financial Officer of Dynavax Technologies Corporation	1998

Robert C. Hood	62	Former Executive Vice President and Chief Financial Officer of Excite, Inc.	1999

Dennis C. Kakures	46	Chief Executive Officer and President of the Company	N/A

Joan M. McGrath	66	Businesswoman	1982

Robert P. McGrath	69	Chairman of the Board of the Company	1979

Dennis P. Stradford	56	Former Chief Executive Officer of CascadeWorks, Inc.	2002

Ronald H. Zech	59	Chairman of the Board, President and Chief Executive Officer of GATX Corporation	1989

William J. Dawson was elected a director of the Company in 1998, and he serves on its Audit and Executive Compensation Committees. Mr. Dawson joined Dynavax Technologies Corporation, a privately held biopharmaceutical company, in August 2002 as Vice President, Finance & Operations, and Chief Financial Officer. From 1998 through 2001, he was Corporate Senior Vice President, Business Development, for McKesson Corporation, where he was responsible for mergers and acquisitions and venture capital investing for the San Francisco-based healthcare services company. He was also acting Chief Financial Officer of iMcKesson, a wholly-owned e-health subsidiary of McKesson. Mr. Dawson earned his A.B. in mechanical engineering from Stanford University and an MBA from Harvard Business School.

Robert C. Hood was elected a director of the Company in 1999 and serves on its Audit and Executive Compensation Committees. From 1996 to 1999, Mr. Hood was Executive Vice President and Chief Financial and Administrative Officer of Excite, Inc., an Internet portal company. Mr. Hood received a B.A. in Economics from Bates College and an M.B.A. from the Amos Tuck Graduate School of Business at Dartmouth College.

Dennis C. Kakures has been the President of the Company since 1995 and became the Chief Executive Officer of the Company in 2003. He joined the Company in 1982 as Sales and Operations Manager of the

Company’s Northern California office and has also served as a Vice President of the Company in 1987, Chief Operating Officer from 1989 to 2003 and Executive Vice President from 1993 to 1995. Mr. Kakures received a B.S. in Marketing from California State University at Hayward.

Joan M. McGrath joined the Company in 1980 and has been a director since 1982. Ms. McGrath served as a Vice President of the Company from 1982 through 1994, at which time she resigned from that position. She continues to be an employee of the Company with responsibilities in training sales, supervisory and management personnel and general management. Ms. McGrath received a B.A. in English Literature from Marymount College and an M.A. in Theology from University of San Francisco, and completed her doctoral studies in philosophy at Fordham University.

Robert P. McGrath is the founder of the Company. He has been a director since the Company’s formation in 1979 and our Chairman of the Board since 1988. From 1979, he also served as the Company’s Chief Executive Officer through 2003, President through 1994 and Chief Financial Officer through 1993. Mr. McGrath received a B.S. in Electrical Engineering from the University of Notre Dame.

Dennis P. Stradford was elected a director in 2002 and serves on its Audit and Executive Compensation Committees. Mr. Stradford is the former Chief Executive Officer of CascadeWorks, Inc., a provider of e-procurement software to Fortune 1000 companies. From 1998 to 2000, he was Chief Executive Officer of SupplyBase, Inc. a provider of web-based supply-chain management software and services. From 1985 to 1997, Mr. Stradford was with Flextronics International, Ltd., a publicly traded company, and served as its Senior Vice President, Sales and Marketing. He previously held executive and sales positions with Zehntel and IBM. Mr. Stradford holds a B.A. from San Jose State University and an M.A., M. Div. from St. Patricks Theolgaite.

Ronald H. Zech was elected a director of the Company in 1989, and he serves on its Audit and Executive Compensation Committees. In 1994, Mr. Zech was elected President and Chief Operating Officer of GATX Corporation, a New York Stock Exchange listed company. In 1995, he was elected Chief Executive Officer of that corporation and in 1996 was elected its Chairman of the Board. GATX provides specialized finance and leasing solutions for customers and partners worldwide. Mr. Zech also serves on the board of directors of GATX Financial Corporation and The PMI Group, Inc., a New York Stock Exchange listed company engaged in the business of providing private mortgage insurance. Mr. Zech received a B.S. in Electrical Engineering from Valparaiso University and an M.B.A. from the University of Wisconsin.

Required Vote

The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees’ total.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 14, 2003:

Name	Age	Position Held with the Company
Robert P. McGrath	69	Chairman of the Board
Dennis C. Kakures	46	Chief Executive Officer and President
Thomas J. Sauer	46	Vice President and Chief Financial Officer
Joseph F. Hanna	40	Vice President, Operations
Randle F. Rose	45	Vice President of Administration and Secretary
William J. Dawson (1)(2)	48	Director
Robert C. Hood (1)(2)	62	Director
Joan M. McGrath	66	Director
Delight Saxton	57	Director
Dennis P. Stradford (1)(2)	56	Director
Ronald H. Zech (1)(2)	59	Director

(1)	Member of the Executive Compensation Committee
(2)	Member of the Audit Committee

Robert P. McGrath, Dennis C. Kakures, Robert C. Hood, Joan M. McGrath, Dennis P. Stradford and Ronald H. Zech are nominees to the Board of Directors and their descriptions appear under “Proposal No. 1: Election of Directions—Nominees.”

Thomas J. Sauer joined the Company in 1983 as its Accounting Manager and served as its Controller from 1987 to March 1999. He also became Treasurer in 1989, a Vice President in 1995 and Chief Financial Officer in 1999. Mr. Sauer is responsible for accounting, financial reporting, corporate taxes and the Company’s relationships with its bankers and auditors. Mr. Sauer received a B.S. in Business from the University of California and an M.B.A. from Golden Gate University.

Joseph F. Hanna was appointed Vice President, Operations of the Company in January 2003. Mr. Hanna has extensive sales and operations experience, including 12 years at SMC Corporation of America (a subsidiary of SMC Corporation, Tokyo, Japan) where he served most recently as Director, Sales and Operations, Western United States. His prior experience also includes serving as a captain in the United States Army. Mr. Hanna holds a B.S. in Electrical Engineering from the United States Military Academy, West Point, New York.

Randle F. Rose joined the Company in 1997 as its Vice President of Administration and was elected Secretary of the Company in 1999. Mr. Rose is responsible for the administration of human resources, risk management, legal, information technology, real estate and facility development. Mr. Rose received a B.S. in Business Finance from California State University at San Jose.

Delight Saxton has been with the Company since its inception in 1979 and a director since 1982. She served as Secretary of the Company from 1982 to 1999, Treasurer from 1982 to 1989, Vice President of Administration from 1989 to 1997, Chief Financial Officer from 1993 to 1999 and a Senior Vice President from 1997 to 2002. Ms. Saxton is now retired.

Each executive officer of the Company serves at the pleasure of the Board of Directors.

Meetings and Committees of the Board of Directors

During 2002, the Board of Directors met eleven times. No director attended fewer than 75% of the aggregate of either (i) the total number of Board meetings held during the period for which he or she was a director, or (ii) the total number of committee meetings of the Board held in 2002 on which he served. The committees of the Board of Directors currently include the Executive Compensation Committee and the Audit Committee.

The Executive Compensation Committee held four meetings in 2002. The Executive Compensation Committee currently consists of Messrs. Dawson, Hood, Stradford and Zech. Mr. Stradford was appointed to serve as a member of the Executive Compensation Committee in November 2002, and Mr. McGrath resigned from the Executive Compensation Committee in 2003. The functions of the Executive Compensation Committee are to establish and apply the Company’s compensation policies with respect to the Company’s executive officers.

The Audit Committee held six meetings in 2002. The Audit Committee currently consists of Messrs. Dawson, Hood, Stradford and Zech. Mr. Stradford was appointed to serve as a member of the Audit Committee in November 2002. The Audit Committee recommends the engagement of the Company’s independent auditors. In addition, the Audit Committee is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Board of Directors adopted and approved a charter for the Audit Committee in March 2001, a copy of which is attached as an exhibit to the Company’s 2001 proxy statement. The Board of Directors has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

The Board of Directors does not have a nominating committee.

Director Compensation

Each director who is not also an officer or employee of the Company was compensated for his services as a director at the rate of $16,000 per annum plus an additional fee of $750 per meeting for attendance at the meetings of the Board of Directors or one of its Committees (in the event a Committee meeting is held in conjunction with a Board meeting, only one $750 fee is paid to the director). Messrs. Dawson, Hood, Stradford and Zech received $26,500, $26,500, $2,460 and $26,500, respectively, their services as a director of the Company during 2002. All directors, including those who are officers or employees of the Company, are reimbursed for expenses incurred in connection with attending Board or Committee meetings.

In addition to cash compensation, the four outside directors of the Company during 2002, Messrs. Dawson, Hood, Stradford and Zech, received a non-qualified stock option under the Company’s 1998 Stock Option Plan for the purchase of 4,000 shares, 4,000 shares, 10,000 shares and 4,000 shares, respectively, of the Company’s common stock at an exercise price of $22.52 per share. See “Executive Compensation and Other Information—Summary Compensation Table—1998 Stock Option Plan” below.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table provides summary information concerning the compensation earned, by our Chief Executive Officer and each of our four most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal years ended December 31, 2000, 2001 and 2002. In accordance with the rules of the SEC, the compensation described below does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers. The executive officers listed below are referred to as the “Named Executive Officers.”

Summary Compensation Table

	Year	Annual Compensation		Long-Term Compensation		All Other Compensation(3)
Name and Principal Position		Salary	Bonus	Awards(1)	Payout(2)
Robert P. McGrath(4)	2002	$390,308	$—	$—	$—	$6,467
Chairman and	2001	430,000	42,116	—	—	5,469
Chief Executive Officer	2000	424,000	295,663	—	—	12,437

Dennis C. Kakures(5)	2002	290,462	—	—	186,603	6,467
President and Chief	2001	320,000	31,197	30,466	268,250	5,469
Operating Officer	2000	280,000	192,442	11,606	299,569	12,437

Thomas J. Sauer	2002	181,538	30,000	—	121,992	6,467
Vice President and	2001	200,000	15,631	20,111	170,308	5,469
Chief Financial Officer	2000	185,000	101,973	7,576	191,912	12,437

Scott A. Alexander(6)	2002	131,473	6,250	—	—	6,467
Vice President	2001	157,000	85,778	—	—	5,469
	2000	145,000	51,500	—	—	12,437

Randle F. Rose	2002	110,337	25,875	—	—	4,591
Vice President of	2001	112,500	28,047	—	—	4,601
Administration, Secretary	2000	105,000	26,094	—	—	9,145

(1)	Upon an award of stock bonus shares under the Company’s Long-Term Stock Bonus Plan, 20% of such shares are vested in the participant and the remaining 80% vest over the next four years contingent upon the participant remaining in the employ of the Company. See “Long-Term Stock Bonus Plan” below. The figures shown in the column designated “Awards” are the values of the vested 20% shares of the Company’s Common Stock earned by the executive officers under the Plan, calculated based on the market value of the Common Stock as of the end of the respective years. Dividends are paid to the officer with respect to shares earned by him, whether or not vested. As the unvested shares subsequently vest, their values are shown in the column designated “Payout.”
(2)	The figures shown in the column designated “Payout” are the values of the shares of the Company’s Common Stock previously earned by the executive officers under the Company’s Long-Term Stock Bonus Plan in a prior year which vested during the year shown. The values are calculated based on the market value of the Common Stock as of the end of the year in which it was originally earned.
(3)	The figures shown in the column designated “All Other Compensation” represent the executive officer’s share of the allocation of the Company’s contribution to the Company’s Employee Stock Ownership Plan for that year, and his share of any re-allocations of forfeited benefits during that year (see “Employee Stock Ownership Plan” below).
(4)	Mr. McGrath served as Chief Executive Officer until 2003.
(5)	Mr. Kakures served as Chief Operating Officer until 2003 and was appointed Chief Executive Officer in 2003.

(6)	Mr. Alexander resigned his position as a Vice President of the Company in July 2002, but remains employed by the Company as its Director of Legislative and Regulatory Affairs.

In 2002 in connection with certain company-wide expense reduction measures, each of Messrs. McGrath, Kakures and Sauer voluntarily reduced their respective annual salaries by 10% for the period between April 1, 2002 through December 31, 2002.

Employee Stock Ownership Plan

The Company’s Employee Stock Ownership Plan (“ESOP”) is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Internal Revenue Code, and as a stock bonus plan under Section 401(a) of the Internal Revenue Code. The Company created a trust under the ESOP to hold plan assets, with Union Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time. In July 2001, the Company amended the ESOP to name Delight Saxton and Thomas J. Sauer as Trustees in place of Union Bank of California. All assets acquired by the trust are administered by a Plan Committee composed of Edward Diaz, Brian Jensen, Thomas J. Sauer and Sandy Waggoner (all Company employees) for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

Employees, who are 21 years or older, are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 2002, 267 employees of the Company were participants in the ESOP. Allocations to each eligible participant’s trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his employment has terminated due to death or retirement (as that term is defined in the ESOP) during that year. Allocations are made based upon each participant’s compensation from the Company and time employed by the Company. As provided by law, a participant’s interest in the ESOP becomes 20% vested after three years of service and will continue to vest at 20% per year thereafter until it is fully vested after the seventh year or upon death or total disability. The vesting schedule will be accelerated and the Company’s contributions and ESOP allocations will be modified if the ESOP becomes a “top heavy plan” under federal tax laws.

In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The Company’s Board of Directors determines the amount of Company contributions to the ESOP in cash, Company stock or other property each year with consideration for federal tax laws. The Company made a $400,000 cash contribution to the ESOP for the 2002 plan year, and the Company had made an aggregate of $2,700,000 cash contributions for the four years prior to that. Employees may not make contributions to the ESOP. Contributions in cash are used to purchase Company stock. However, other investments may be made and loans may be incurred by the ESOP for the purchase of Company stock.

The Plan Committee has determined that cash dividends paid by the Company on shares of the Company’s Common Stock held by the ESOP shall be paid out to the participants. The Plan Committee has the right to revoke this decision at any time.

1987 Incentive Stock Option Plan

The Company has a 1987 Incentive Stock Option Plan (the “1987 Plan”) under which options have been granted to key employees of the Company for the purchase of its Common Stock. Options granted under the 1987 Plan are intended to qualify as incentive stock options as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. The 1987 Plan authorized the issuance of an aggregate of 2,000,000 shares of the Company’s Common Stock under options. As of April 14, 2003, options for an aggregate of 852,000 shares had been granted to 28 key employees at exercise prices ranging between $3.06 and $10.75 per share; and of such options granted, options have been exercised for the purchase of 727,785 shares, options for 78,067 shares have been terminated, and options for 46,148 shares remain outstanding. The 1987 Plan is now terminated by its terms, and no further options will be granted under it; however, the options held by key employees for 46,148 shares still outstanding remain exercisable in accordance with the terms of those options. None of the Named Executive Officers were granted, exercised or held an option during 2002 under the 1987 Plan.

1998 Stock Option Plan

The Company has a 1998 Stock Option Plan (the “1998 Plan”) that authorizes the issuance of an aggregate of 2,000,000 shares of the Company’s Common Stock under options to officers, key employees, directors and other persons who provide valuable services to the Company or its subsidiaries. Options granted under the 1998 Plan may be either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or options which are not incentive stock options (“non-qualified options”). As of April 14, 2003, options for an aggregate of 799,000 shares have been granted to 51 key employees at exercise prices ranging between $15.625 and $25.10 per share; and of such options granted, options have been exercised for the purchase of 142,925 shares, options for 118,975 shares have been terminated, and options for 537,100 shares remain outstanding. In addition to these options to key employees, options for an aggregate of 94,000 shares have been granted to outside directors of the Company at exercise prices ranging between $15.938 and $25.55 per share; and of such options granted, no options have been exercised, options for 10,000 shares have been terminated, and options for 84,000 shares remain outstanding. A total of 1,235,975 shares remain available in the 1998 Plan for future option grants. In the event there is a “change in control” of the Company and the option holder is thereafter terminated within two years, the exercise rights under his or her option shall accelerate and become fully vested. With the exception of the information set forth below, none of the Named Executive Officers exercised or held an option during 2002 under the 1998 Plan.

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year End Exercisable/Unexercisable
Dennis C. Kakures	0	0	0/37,000	0/$23,347

Thomas J. Sauer	0	0	0/20,000	0/$12,620

Randle F. Rose	0	0	31,000/19,000	$118,291/$113,059

Long-Term Stock Bonus Plans

The Company’s 1990 Long-Term Stock Bonus Plan reserved 400,000 shares of the Company’s Common Stock for bonuses to be granted to officers and other key employees to provide incentives for high levels of performance and unusual efforts to improve the financial performance of the Company. This Plan terminated on December 31, 1999. In 2000, the Board of Directors and shareholders of the Company adopted the McGrath RentCorp 2000 Long-Term Stock Bonus Plan to replace the prior plan, and under which another 400,000 shares of the Company’s Common Stock are reserved for bonuses to be granted to officers and key employees under conditions substantially the same as the prior plan. Stock Bonus Agreements have been entered into with Dennis C. Kakures, the Company’s President, Chief Executive Officer and former Chief Operating Officer, and Thomas J. Sauer, the Company’s Vice President and Chief Financial Officer. To date, Messrs. Kakures and Sauer are the only persons who have received Stock Bonus Agreements. From 1990 through 2000, each Agreement provided for a stock bonus to the officer dependent upon the return on equity realized for the Company’s shareholders over a three-year period, and starting with Agreements entered into in 1998, also dependent upon the growth in the Company’s net income over that three-year period before taking into account any income derived from or expenses attributable to interest, income taxes, depreciation and/or amortization (“EBITDA”). Starting in 2001, each Agreement provided for a stock bonus to the officer dependent upon the growth in the Company’s EBITDA after subtracting its debt. The Agreements also provide that the right to receive any stock bonus earned is subject to vesting over a four-year period contingent upon the officer remaining in the employ of the Company; however, in the event there is a “change in control” of the Company and the officer is thereafter terminated, his right to receive any stock bonus earned is accelerated and becomes fully vested. Messrs. Kakures and Sauer were not awarded stock bonuses based upon the Company’s performance over the three-year period ended December 31, 2002.

The Company has entered into further Stock Bonus Agreements with both Mr. Kakures and Mr. Sauer, under which an estimate of 45,354 shares in additional stock bonuses could be awarded if the Company’s performance goals over the successive three-year periods ending December 31, 2003 and 2004 are met. An estimated 354,646 shares remain available in the 2000 Plan for future bonus grants.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company, except that Robert P. McGrath and Joan M. McGrath are husband and wife.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee of the Company during 2002 consisted of Messrs. Dawson, Hood, McGrath, Stradford and Zech. No member of this committee is a present or former officer or employee of the Company or any of our subsidiaries, except that Mr. McGrath was the Chief Executive Officer of the Company until March 2003. No executive officer of the Company served on the board of directors or executive compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Executive Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of our directors and executive officers. These Agreements require the Company to indemnify our officers or directors against expenses and, in certain cases, judgment, settlement or other payments incurred by the officer or director in suits brought by the Company, derivative actions brought by shareholders and suits brought by other third parties. Indemnification has been granted under these Agreements to the fullest extent permitted under California law in situations where the officer or director is made, or threatened to be made, a party to the legal proceeding because of his or her service to the Company.

Other Transactions

All future transactions between the Company and our officers, directors, principal shareholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested, non-employee directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of April 14, 2003, by (i) each shareholder known to the Company to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) the Chief Executive Officer and each of the three other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during the year ended December 31, 2002; and (iv) all directors and executive officers of the Company as a group:

Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Percentage of Class of Shares Beneficially Owned
Robert P. and Joan M. McGrath(4)(5)	2,173,209	18.1%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	1,211,602	10.1%
Westchester Capital Management, Inc.(7) 100 Summit Lake Drive Valhalla, NY 10595	701,130	5.8%
Delight Saxton(5)	295,823	2.5%
Dennis C. Kakures(5)(8)	263,308	2.2%
Thomas J. Sauer(5)(8)	255,162	2.1%
Scott A. Alexander(5)(10)	166,686	1.4%
Randle F. Rose(5)(9)	36,284	*
Ronald H. Zech(9)	25,600	*
William J. Dawson(9)	20,100	*
Robert C. Hood(9)	12,500	*
All executive officers and directors as a group (10 persons)(11)	3,248,672	26.8%

*	Less than 1%
(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551.
(2)	To the Company’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of the Company’s common stock, subject to options currently exercisable or that will become exercisable within 60 days of April 14, 2003 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 12,036,130 shares of the Company’s common stock outstanding as of April 14, 2003.
(4)	Includes 319,006 shares held by two organizations controlled by Mr. and Mrs. McGrath; however, they disclaim any beneficial interest in such shares.
(5)	Includes the shares held by the McGrath RentCorp Employee Stock Ownership Plan for benefit of the named individual. The number of shares included is 55,063 shares for Mr. McGrath, 30,390 shares for Ms. McGrath, 47,941 shares for Mr. Kakures, 31,899 shares for Ms. Saxton, 36,110 shares for Mr. Sauer, 40,324 shares for Mr. Alexander, 1,284 shares for Mr. Rose, and 243,011 shares for all executive officers as a group. These shares are included because beneficiaries under the Plan hold sole voting power over the shares (whether or not rights to the shares have vested).
(6)	T. Rowe Price Associates, Inc. filed Amendment No. 1 to Schedule 13G on April 8, 2003, with the Securities and Exchange Commission and reported beneficial ownership of 1,211,602 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 750,000 shares representing 6.2% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	Shares owned by accounts controlled by Westchester Capital Management, Inc. and entities affiliated with it as of April 14, 2003.
(8)	Includes unvested shares issued to the named individual under the McGrath RentCorp Long-Term Stock Bonus Plan, which shares are subject to return to the Company under certain circumstances. The number of shares included is 6,796 shares for Mr. Kakures, 4,452 shares for Mr. Sauer, and 11,248 shares for all executive officers as a group.
(9)	Includes portions of outstanding stock options held by officers and directors that will be exercisable within 60 days of April 14, 2003 as follows: 35,000 shares for Mr. Rose, 18,600 shares for Mr. Zech, 18,100 shares for Mr. Dawson, 12,500 shares for Mr. Hood, and 84,200 shares for all officers and directors as a group.
(10)	Mr. Alexander resigned his position as a Vice President of the Company in July 2002, but remains employed by the Company as its Director of Legislative and Regulatory Affairs. The 166,686 shares beneficially owned by Mr. Alexander are included in “All Executive Officers and Directors as a group.”
(11)	See footnotes (4), (5), (8) and (9). Includes 84,200 shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days of April 14, 2003.

Securities Authorized for Issuance under Equity Compensation Plans

Our shareholders have approved the 1987 Plan, the 1998 Plan, the 1990 Long-Term Stock Bonus Plan and the 2000 Long-Term Stock Bonus Plan. The following table provides information regarding our equity compensation plans as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders	536,952	$18.73	(1)	1,775,621
Equity compensation plans not approved by security holders	—	—		—
Total	536,952	$18.73	(1)	1,775,621

(1)	Weighted average exercise price is not applicable to shares of common stock granted under the 1990 Long-Term Stock Bonus Plan and the 2000 Long-Term Stock Bonus Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2002, all Reporting Persons complied with all applicable filing requirements, except as follows: each of William J. Dawson, Robert C. Hood,

Dennis P. Stradford and Ronald H. Zech, directors of the Company, filed a late report on Form 4 regarding the grant of stock options to them; each of Dennis C. Kakures and Thomas J. Sauer, executive officers of the Company, filed a late report on Form 4 regarding the grant of stock options to them.

Compensation Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Securities Exchange Act of 1934, as amended (“Exchange Act”) that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report and the stock performance graph that follows shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

Until Robert P. McGrath’s resignation from the Executive Compensation Committee in 2003, the Company had a five member Executive Compensation Committee, consisting of our four outside directors, William J. Dawson, Robert C. Hood, Dennis P. Stradford and Ronald H. Zech, as well as Mr. McGrath. The Executive Compensation Committee now has four members. The Committee establishes the general compensation policies of the Company for our executive officers and sets the actual compensation plans and specific compensation levels for the individual officers.

Compensation Philosophy

The Company’s executive compensation philosophy is to pay for performance. The Executive Compensation Committee believes executive compensation should reflect the executive’s, as well as the Company’s, current and long-term performance, and any management compensation program should be structured to attract, motivate and retain qualified personnel by providing attractive compensation incentives consistent with Company performance. The executive compensation program is intended to provide an overall level of compensation opportunity that the Committee believes, based upon our own judgment and experience and upon periodic studies by independent executive compensation consultants, is competitive with other, comparable companies. The Committee also believes management should have significant equity participation through the ownership of Common Stock of the Company so as to align the interests of executives with those of the Company’s other shareholders in an effort to achieve long-term shareholder returns.

Components of Executive Compensation

In addition to the return executives receive along with other shareholders through their individual ownership of shares of the Company’s Common Stock, there are currently three components of executive compensation: base salary, annual cash incentive bonus, and long-term stock ownership incentives.

Base Salaries—The Executive Compensation Committee establishes the base salaries of each of the Company’s executive officers after considering a variety of factors including the executive’s level of responsibility and individual performance, the executive’s contributions to the success of the Company, internal equities among the salaries of other officers and key personnel of the Company, the salaries of executive officers in similar positions in comparable companies, and the Company’s financial performance.

Annual Cash Incentive Bonuses—The Executive Compensation Committee has divided the executive officers into four groups for purposes of providing cash incentive bonuses: the Chief Executive Officer, the next two highest compensated officers, two Vice Presidents with responsibility for operating divisions, and the remainder of the Company’s executive officers.

The Executive Compensation Committee adopted a formula in early 2002 for calculating a cash incentive bonus for the Company’s Chief Executive Officer for 2002 based solely upon the Company achieving certain levels of pre-tax profit for the year, with him being eligible to receive a bonus up to a maximum of 86% of his base salary. See “Chief Executive Officer’s Compensation” below.

At the same time, the Executive Compensation Committee adopted a formula for calculating cash incentive bonuses for the next two highest compensated executive officers of the Company (Mr. Kakures and Mr. Sauer) based upon a combination of the level of the Company’s pre-tax profit for the year and the extent to which each executive officer achieves his own individual performance goals, as determined by the Chief Executive Officer, who was Mr. McGrath until March 2003. Mr. Kakures was eligible to receive a bonus up to a maximum of 104% of his base salary, while Mr. Sauer was eligible to receive a bonus up to a maximum of 86% of his base salary. The aggregate cash incentive bonuses earned by these two executive officers under this program for 2002 was 6% of their aggregate base salaries.

At the same time, the Executive Compensation Committee directed the Chief Executive Officer and the Chief Operating Officer, Messrs. McGrath and Kakures, respectively, to develop jointly divisional pre-tax profit goals and individual performance goals for the two Vice Presidents of the Company with responsibility for operational divisions, and then to determine cash incentive bonuses at the end of the year for these two officers based upon a combination of the level of the officer’s divisional pre-tax profit and the extent to which such officer achieved his or her own individual performance goals. The aggregate cash incentive bonuses earned by these two executive officers for 2002 was 10% of their aggregate base salaries.

At the same time, the Executive Compensation Committee also directed the Chief Executive Officer and the Chief Operating Officer to determine jointly at the end of the year the amount of an incentive bonus to be paid to a sixth officer up to a maximum of 25% of his base salary. The cash incentive bonus paid to this officer for 2002 was 23% of his base salary.

Long-Term Stock Ownership Incentives—The Company has two long-term stock ownership incentive programs for our executives and other key personnel: the 2000 Long-Term Stock Bonus Plan and the 1998 Stock Option Plan.

The Executive Compensation Committee may make recommendations to the Company’s Board of Directors with respect to the granting of stock bonuses under the Company’s 2000 Long-Term Stock Bonus Plan to executive officers. The Plan, and the predecessor 1990 Long-Term Stock Bonus Plan, have been used to reward the achievement of pre-set, long-term financial goals; and the bonuses of stock have been awarded for achieving pre-set goals with respect to the return on equity realized by the Company over successive three-year periods. See “Long-Term Stock Bonus Plans” above.

The Executive Compensation Committee may make recommendations to the Board of Directors with respect to the granting of stock options under the 1998 Stock Option Plan to executive officers. The Board of Directors has granted stock options from time to time to executive officers and other key personnel of the Company under the 1998 Plan and earlier option plans because the Board believed such grants would be an effective part of the particular executive officer’s overall compensation package and that an increase in his or her equity participation in the Company would be appropriate.

Chief Executive Officer’s Compensation

Throughout 2002, Robert P. McGrath was the Chief Executive Officer of the Company, as well as the Chairman of our Board of Directors. Mr. McGrath was the founder of the Company, and he still owns a significant percentage of our Common Stock (see “Security Ownership of Management and Principal Shareholders” below).

Base Salary—After a review in early 2002 of Mr. McGrath’s level of responsibility, performance and contributions to the Company’s success, the Executive Compensation Committee maintained Mr. McGrath’s base salary at $430,000.

Annual Cash Incentive Bonus—Mr. McGrath did not earn a cash incentive bonus for 2002.

Long-Term Stock Ownership Incentives—Mr. McGrath did not participate in any of the various long-term stock ownership incentive plans offered by the Company to our officers and employees (except that, as an employee, he has participated in the Company’s Employee Stock Ownership Plan (“ESOP”) on the same basis as other employees).

In 2002 in connection with certain company-wide expense reduction measures, each of Messrs. McGrath, Kakures and Sauer voluntarily reduced their respective annual salaries by 10% for the period between April 1, 2002 through December 31, 2002.

It is the opinion of the Executive Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the performance of our executive officers with the interests of our shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by the Executive Compensation Committee:

William J. Dawson

Robert C. Hood

Dennis P. Stradford

Ronald H. Zech

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Company has a four-member Audit Committee, consisting of its four outside directors, William J. Dawson, Robert C. Hood, Dennis P. Stradford and Ronald H. Zech. The Company’s management is responsible for the Company’s internal controls, financial reporting, compliance with laws and regulations and ethical business standards. The Company’s independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as well as the independence and performance of the Company’s independent auditors. However the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent accountants.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has met and held discussions with management and the independent auditors, and has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2002 with management and the independent auditors.

2.	The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.	Grant Thornton LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has considered the compatibility of the non-audit services provided by the independent auditors with maintaining auditor independence and has discussed with the independent auditors that firm’s independence.

4.	Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and be filed with the Securities and Exchange Commission.

5.	Arthur Andersen LLP had acted as the Company’s independent auditors since the Company’s inception in 1979. Following a thorough evaluation process by the Company’s management and the Audit Committee, and after considering proposals received from five nationally-recognized independent accounting firms to audit the financial statements of the Company, the Audit Committee recommended to the Board of Directors that it appoint Grant Thornton LLP to serve as the Company’s independent auditors in place of Arthur Andersen LLP. On July 9, 2002, the Board of Directors of the Company appointed Grant Thornton LLP to serve as the Company’s independent public accountants, replacing Arthur Andersen LLP.

Submitted by the Audit Committee:

William J. Dawson

Robert C. Hood

Dennis P. Stradford

Ronald H. Zech

Stock Performance Graph

The graph below compares the cumulative total shareholder return on the Company’s common stock with the cumulative total return on the Standard & Poor’s 500 Index and Standard & Poor’s Technology Sector Index. The period shown commences on December 31, 1997 and ends on December 31, 2002, the end of the Company’s last fiscal year. The graph assumes an investment of $100 on December 31, 1997 and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s common stock.

Comparison of Five-Year Cumulative Total Return*

McGrath RentCorp, Standard & Poors 500, Russell 2000 And Value Line Industrial Services Index

(Performance Results Through 12/31/02)

Assumes $100 invested at the close of trading 12/97 in McGrath RentCorp common stock, Standard & Poors 500, Russell 2000, and Industrial Services.

*Cumulative total return assumes reinvestment of dividends.

Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

	1997	1998	1999	2000	2001	2002
McGrath RentCorp	100.00	91.53	74.53	91.91	182.92	115.79
Standard & Poors 500	100.00	126.71	151.56	136.20	118.43	90.76
Russell 2000	100.00	97.27	114.62	110.15	111.28	87.27
Industrial Services	100.00	78.45	115.23	142.74	177.34	153.60

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Grant Thornton LLP has been selected by the Board of Directors and the Audit Committee to be the Company’s independent auditors for the Company’s fiscal year ending December 31, 2003. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board of Directors and the Audit Committee will review our future selection of independent auditors.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Changes in Accountants

On July 9, 2002, the Board of Directors of the Company determined in consultation with and recommendation of its Audit Committee, to appoint Grant Thornton LLP to serve as the Company’s independent public accountants, replacing Arthur Andersen LLP (“Andersen”). The Company dismissed Andersen on the same date. This determination followed the Company’s decision to seek proposals from independent public accounts to audit the financial statements of the Company.

The audit reports of Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

For the two years ended December 31, 2001 and through July 9, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the Company’s two years ended December 31, 2001, or through July 9, 2002.

The Company provided Andersen a copy of the foregoing disclosures. While the Company had received no information from Andersen that Andersen had a basis for disagreement with such statements, the Company was informed that, in light of recent developments at Andersen at that time, Andersen had ceased providing written representations concerning changes in a registrant’s certifying accountant.

For the two years ended December 31, 2001 and through July 9, 2002, the Company did not consult Grant Thornton LLP with respect to any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

Grant Thornton LLP, as the Company’s principal accountant, performed services for the Company in 2002 relating to financial statement audit work, quarterly reviews, tax services, special projects and other ongoing consulting projects. Arthur Anderson LLP also performed services in 2002 relating to a quarterly review prior to their dismissal by the Company’s Board of Directors, as discussed further in “Changes in Accountants.” The Company was billed for services in 2002 as follows:

•

Audit Fees.    Grant Thornton LLP billed the Company $131,500 for the audit of consolidated financial statements for the fiscal year ended December 31, 2002 and the review of financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year. Arthur Anderson LLP billed the

Company $7,000 for the review of financial statements included in the Company’s first quarter report on Form 10-Q in fiscal year 2002.

•	Financial Information Systems Design and Implementation Fees. None.

•	All Other Fees. Grant Thornton LLP billed $18,100 for all other professional services rendered during the most recent fiscal year, excluding fees for audit services or financial information systems design and implementation. Arthur Andersen LLP billed $55,200 for all other professional services rendered during the most recent fiscal year, excluding fees for audit services or financial information systems design and implementation.

The Audit Committee considered whether the provision of any professional services by Grant Thornton LLP and Arthur Andersen LLP, other than their respective audit of the Company’s annual financial statements and reviews of quarterly financial statements, is compatible with maintaining such respective auditor’s independence.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented at the Annual Meeting is required to approve the ratification of the selection of Grant Thornton LLP as our independent auditors for year 2003. Abstentions and broker “non-votes” will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

FINANCIAL AND OTHER INFORMATION

We filed an annual report on Form 10-K for the fiscal year ended December 31, 2002 with the Securities and Exchange commission on March 26, 2003 and a quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2002 with the Securities and Exchange Commission on October 23, 2002. Our annual report on form 10-K for the fiscal year ended December 31, 2002 has been mailed concurrently with the mailing of these proxy materials to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

All materials filed by us with the Securities and Exchange Commission can be obtained at the Commissions Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Randle F. Rose

Secretary

April 28, 2003

Livermore, California

McGRATH RENTCORP

PROXY

The Board of Directors solicits this Proxy for the Annual Meeting of Shareholders to be held on Wednesday, May 28, 2003, at 2:00 p.m., local time, at the McGrath RentCorp Corporate Headquarters located at 5700 Las Positas Road, Livermore, California 94551.

The undersigned hereby constitutes and appoints Robert P. McGrath and Randle F. Rose, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the record date for the Meeting.

Proposal No. 1:	Election of Directors
☐

FOR  the election of William J. Dawson, Robert C. Hood, Dennis C. Kakures, Joan M. McGrath, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech as directors (to withhold authority to vote for any individual nominee, strike a line through the nominee’s name);

or

☐ WITHHOLD AUTHORITY to vote for any of the nominees for director listed above.

Proposal No. 2:	Approval of the appointment of Grant Thornton LLP as McGrath RentCorp’s independent public accountants for the year ending December 31, 2003. ☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends a vote FOR the nominees named above and FOR Proposal No. 2. The shares represented by this Proxy will be voted as directed above; if no specification is made, the shares will be voted FOR said nominees and proposal. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2002 Annual Report to Shareholders furnished with this Proxy.

Dated:                                     , 2003

Signature

Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE RETURN THIS SIGNED AND DATED PROXY

IN THE ACCOMPANYING ADDRESSED ENVELOPE